SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement and Equity Award Agreements for New COO

On April 30, 2012, Charter Communications, Inc. (the “Company”) entered into an Employment Agreement with John Bickham pursuant to which Mr. Bickham became the Executive Vice President and Chief Operating Officer of the Company (the “Employment Agreement”).  The Employment Agreement is attached to this Report on Form 8-K as Exhibit 10.1.  The following summarizes the material terms of the Employment Agreement:

•	Term: four years, expiring April 30, 2016

•	Base Salary: $1.375 million, with annual increases as determined by the Compensation Committee of the board of directors of the Company

•	Target Bonus: 135% of base salary for each calendar year that ends during the term, with a prorated bonus for 2012 to the extent earned based on the attainment of the applicable performance criteria

•
Equity Compensation: Equity awards for a total of 442,000 shares of common stock of the Company granted on April 30, 2012 under the Company's Amended and Restated 2009 Stock Incentive Plan in the form of (i) 210,000 stock options and (ii) 232,000 shares of restricted stock (together, the “Equity Awards”), with terms and conditions described below

•
Benefits:  Standard benefits provided to the Company's senior executives in accordance with Company plans in effect from time to time; the Company must reimburse Mr. Bickham for all reasonable travel expenses incurred in connection with his travel to the Company's corporate offices, and Mr. Bickham is entitled to use the Company jet for such travel and for up to 40 hours of discretionary personal use per calendar year (without carryover)

•	Termination Benefits:

◦
Upon a termination of employment without “Cause” (as defined in the Employment Agreement) or a resignation for Good Reason, Mr. Bickham is entitled to: (i) cash severance in installments for approximately two-years after the termination of his employment in an aggregate amount equal to 2.5 times his then-current base salary plus target bonus (such severance is paid in a lump sum if a change of control of the Company occurs or is deemed to occur after such termination of employment); (ii) a lump-sum payment equal to 24 times the Company's monthly cost of continued healthcare coverage for Mr. Bickham under COBRA as of the date of the termination of his employment; (iii) an amount in respect of the bonus granted to him for the year in which the termination of his employment occurs, prorated for his service and payable at the time bonuses are otherwise paid to executives (“Pro-Rata Bonus”); (iv) pro-rata vesting of his time-vesting Equity Awards (according to the terms and conditions of the award agreements); and (v) continue to hold a pro-rata share of his then-unvested performance-vesting Equity Awards, which shall continue to be eligible to vest subject to the attainment of the applicable performance criteria

◦	Upon a termination for death or disability, Mr. Bickham is entitled to a Pro-Rata Bonus, and his then-unvested Equity Awards are forfeited

◦
Upon a termination as a result of retirement, Mr. Bickham is entitled to (i) pro-rata vesting of his time-vesting Equity Awards (according to the terms and conditions of the award agreements); and (ii) continue to hold a pro-rata share of his then-unvested performance-vesting Equity Awards, which shall continue to be eligible to vest subject to the attainment of the applicable performance criteria

•
Change of Control:  Upon a termination of Mr. Bickham's employment without Cause or a resignation for Good Reason in either case within 30 days before or twelve months after a change of control of the Company, Mr. Bickham's then-unvested time-vesting Equity Awards vest in full; upon a change of control, Mr. Bickham's then-unvested performance-vesting Equity Awards vest to the extent the applicable performance criteria are attained upon the change of control

•
Non-Compete / Non-Solicitation Restrictive Covenants: Mr. Bickham is subject to a twelve-month non-compete and 24-month nonsolicitation and non-hire restrictive covenants upon a termination of his employment for any reason (excluding death)

The various equity award agreements are filed with this Report on Form 8-K as Exhibits 10.2, 10.3, 10.4 and 10.5.  The following summarizes the terms of the Equity Awards granted to Mr. Bickham on April 30, 2012:

•
Form of Securities:  Equity awards for a total of 442,000 shares of common stock of the Company granted under the Company's Amended and Restated 2009 Stock Incentive Plan in the form of (i) 210,000 stock options and (ii) 232,000 shares of restricted stock

•
Date of Grant  / Stock Option Exercise Price:  All Equity Awards were granted upon the execution of the Employment Agreement on April 30, 2012 with an exercise price for each stock option equal to the “fair market value” of a share of common stock of the Company on the date of grant within the meaning of the Company's Amended and Restated 2009 Stock Incentive Plan (i.e., the average of the high and low sales prices of a share of common stock of the Company on the Nasdaq on April 30, 2012)

•	Equity Award Tranches:

◦
Time-Vesting Equity Awards: 70,000 stock options (with a 10-year term) and 100,000 shares of restricted stock, with each grant vesting in 25% installments on each of the first four anniversaries of April 30, 2012, subject to the termination provisions described in more detail below

◦	Performance-Vesting Equity Awards: awards 140,000 stock options and 132,000 shares of restricted stock as follows:

▪	45,000 stock options subject to the attainment of a $80 per-share hurdle (with 10-year term),

▪	45,000 stock options subject to the attainment of a $100 per-share hurdle (with a 10-year term),

▪	25,000 stock options subject to the attainment of a $125 per-share hurdle (with a 4-year term), and

▪	25,000 stock options subject to the attainment of a $150 per-share hurdle (with a 4-year term); and

▪	66,000 shares subject to the attainment of a $80 per-share hurdle (with a ten-year term), and

▪	66,000 shares subject to the attainment of a $100 per-share hurdle (with a ten-year term).

•
Vesting for Performance-Vesting Equity Awards:  Vesting based on the attainment of the applicable per-share hurdles (set forth above) based on a 60-day average trading price to determine if the applicable per-share hurdle has been achieved (and subject to the termination provisions described in more detail below), with: (i) 25% first eligible to vest on the twelve-month anniversary of the date of grant; (ii) 25% first eligible to vest on the 24-month anniversary of the date of grant; (iii) 25% first eligible to vest on the 36-month anniversary of the date of grant; and (iv) 25% first eligible to vest on the 48-month anniversary of the date of grant.  In each case, the 60-trading day period commences 60 trading days prior to the applicable anniversary of the date of grant.

•	Change of Control:

◦
Time-Vesting Equity Awards: all then-unvested time-vesting Equity Awards vest in full upon a termination without Cause or a resignation for Good Reason in each case within 30 days before or twelve months after a change of control of the Company

◦
Performance-Vesting Equity Awards: Upon a change of control of the Company, all then-unvested performance-vesting Equity Awards vest to the extent the applicable performance criteria are attained upon the change of control

•	Termination Provisions:

◦	Voluntary Resignation (excluding Retirement), Termination for Cause, Death or Disability: Unvested time- and performance-vesting Equity Awards are forfeited in their entirety

◦
Termination without Cause, Resignation for Good Reason or Retirement: (i) then-unvested time-vesting Equity Awards vest pro-rata (according to the terms and conditions of the award agreements); and (ii) a portion of the then-unvested performance-vesting Equity Awards (equal to the portion of the time-vesting Equity Awards that vests upon such termination, retirement or resignation) continues to be eligible to vest subject to the attainment of the applicable performance criteria

•
Prohibited Company Departure:  Mr. Bickham forfeits all vested and unvested Equity Awards if (i) he voluntarily resigns from the Company (without Good Reason) or retires and (ii) becomes an employee or assumes a consulting role at another top-four, multi-system operator before the 18-month anniversary of April 30, 2012

•	Post-Termination Option Exercise Period:

◦
Termination for any Reason Other than Cause: Mr. Bickham may exercise vested stock options for six months following any such termination; for unvested performance-vesting stock options that remain eligible to vest after his termination, Mr. Bickham may exercise such options for six months following the date, if any, upon which such options vest;

◦	Cause: None

Mr. Bickham, 61, last served as President of Cable and Communications for Cablevision where he was employed from 2004 to November 2011. Prior to joining Cablevision in 2004, Mr. Bickham was Executive Vice President with corporate responsibility for a number of large markets for Time Warner Cable. In 1986, Mr. Bickham was a founding executive of KBLCOM, a cable company which partnered with ATC and owned cable systems with 1,700,000 customers. Mr. Bickham's tenure with KBLCOM ended in 1995 as President and Chief Operating Officer. Mr. Bickham serves on the Cable Center Board and was honored with the industry's Vanguard Award for Cable Operations Management in 2007. He received his bachelor's degree in electrical engineering from Texas A&I University.

ITEM 8.01. OTHER EVENTS.

The press release announcing Mr. Bickham as Charter's Executive Vice President and Chief Operating Officer is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 5.02.

Exhibit Number	Description

10.1	Employment Agreement dated as of April 30, 2012, by and between Charter Communications, Inc. and John Bickham.*
10.2	Time-Vesting Stock Option Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
10.3	Performance-Vesting Restricted Stock Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
10.4	Performance-Vesting Stock Option Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
10.5	Time-Vesting Restricted Stock Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
99.1	Press release announcing the appointment of John Bickham as Charter's Executive Vice President and Chief Operating Officer dated May 1, 2012.*
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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: May 1, 2012		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of April 30, 2012, by and between Charter Communications, Inc. and John Bickham.*
10.2	Time-Vesting Stock Option Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
10.3	Performance-Vesting Restricted Stock Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
10.4	Performance-Vesting Stock Option Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
10.5	Time-Vesting Restricted Stock Agreement dated as of April 30, 2012 by and between Charter Communications, Inc. and John Bickham.*
99.1	Press release announcing the appointment of John Bickham as Charter's Executive Vice President and Chief Operating Officer dated May 1, 2012.*
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* filed herewith